Exhibit 99.1

FOR IMMEDIATE RELEASE                           Contact: Claire M. Chadwick, CFO
                                                         973-669-7366, ext. 267

                   PENNFED FINANCIAL SERVICES, INC. ADVISED OF
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        SUSPENSION OF DIVIDENDS BY THE FEDERAL HOME LOAN BANK OF NEW YORK
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     WEST ORANGE,  NJ,  September 24, 2003 - PennFed  Financial  Services,  Inc.
(Nasdaq:PFSB), the $1.8 billion holding company for New Jersey-based Penn Federal Savings Bank, announced that the Federal Home Loan Bank of New York has informed the Company that the October dividend on Federal Home Loan Bank of New York stock will not be paid. Penn Federal is one of over 300 members of the Federal Home Loan Bank of New York. The FHLB of New York is one of 12 regional Federal Home Loan Banks that provides loans and correspondent services to its members. As a member, Penn Federal is required to purchase and maintain stock in
the  FHLB  of  New  York.  To  satisfy  this   requirement,   the  Company  owns
approximately $25.2 million in FHLB of New York stock. For the year ended June 30, 2003, the Company recorded $1.3 million in dividends from the FHLB of New York. The Company has received approximately $318,000 in dividend payments since June 30, 2003.

     This release contains forward-looking statements that are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates and demand for loans in the Company's market area, the relationship of short-term interest rates to long-term interest rates, competition and terrorist acts that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above, as well as other factors, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

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